Exhibit Index
AXP Variable Portfolio - Investment Series, Inc.
File No. 2-73115/811-3218

(d)(5)    Investment Management Services Agreement, dated April 2001.

(d)(8)    Addendum to IA Agreement dated April 2001.

(d)(17)   Administrative Services Agreement dated April 2001.

(g)(5)    Custodian Agreement, dated April 2001.

(i)       Opinion and consent of counsel.

(m)(4)    Plan and Agreement of Distribution, dated April 2001.

(q)(1)    Directors Power of Attorney dated January 11, 2001.

(q)(2)    Officers Power of Attorney dated January 11, 2001.